                                                                     EXHIBIT 2.1




                          AGREEMENT AND PLAN OF MERGER

                                   DATED AS OF

                                OCTOBER 23, 2002

                                 BY AND BETWEEN

                          METROPOLITAN FINANCIAL CORP.

                                       AND

                            SKY FINANCIAL GROUP, INC.



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                                TABLE OF CONTENTS


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ARTICLE I             Certain Definitions........................................................................1

         1.01     Certain Definitions............................................................................1

ARTICLE II            The Merger.................................................................................7

         2.01     The Parent Merger..............................................................................7

         2.02     The Subsidiary Merger..........................................................................7

         2.03     Effectiveness of the Parent Merger.............................................................7

         2.04     Effective Date and Effective Time..............................................................7

ARTICLE III           Consideration; Exchange Procedures.........................................................8

         3.01     Merger Consideration...........................................................................8

         3.02     Rights as Shareholders; Stock Transfers.......................................................14

         3.03     Fractional Shares.............................................................................15

         3.04     Exchange Procedures...........................................................................15

         3.05     Anti-Dilution Provisions......................................................................16

         3.06     Options.......................................................................................16

ARTICLE IV            Actions Pending Acquisition...............................................................16

         4.01     Forbearances of Metropolitan..................................................................16

         4.02     Forbearances of Sky...........................................................................19

ARTICLE V             Representations and Warranties............................................................19

         5.01     Disclosure Schedules..........................................................................19

         5.02     Standard......................................................................................20

         5.03     Representations and Warranties of Metropolitan................................................20

         5.04     Representations and Warranties of Sky.........................................................31

ARTICLE VI            Covenants.................................................................................37

         6.01     Reasonable Best Efforts.......................................................................37

         6.02     Shareholder Approval..........................................................................37

         6.03     Registration Statement........................................................................37

         6.04     Press Releases................................................................................38

         6.05     Access; Confidentiality.......................................................................38

         6.06     Acquisition Proposals.........................................................................39

         6.07     Affiliate Agreements..........................................................................40


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                                   (continued)

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         6.08     Takeover Laws.................................................................................40

         6.09     Certain Policies..............................................................................40

         6.10     NASDAQ Listing or Notification................................................................40

         6.11     Regulatory Applications.......................................................................41

         6.12     Indemnification...............................................................................41

         6.13     Opportunity of Employment; Employee Benefits..................................................42

         6.14     Notification of Certain Matters...............................................................43

         6.15     Successor to Certain Obligations..............................................................43

         6.16     Tax Treatment.................................................................................43

         6.17     No Breaches of Representations and Warranties.................................................43

         6.18     Consents......................................................................................43

         6.19     Insurance Coverage............................................................................43

         6.20     Correction of Information.....................................................................43

         6.21     Disposition of Certain Metropolitan Assets....................................................43

         6.22     Supplemental Assurances.......................................................................44

         6.23     Reimbursement to Metropolitan Shareholders....................................................44

ARTICLE VII           Conditions to Consummation of the Merger..................................................45

         7.01     Conditions to Each Party's Obligation to Effect the Merger....................................45

         7.02     Conditions to Obligation of Metropolitan......................................................45

         7.03     Conditions to Obligation of Sky...............................................................47

ARTICLE VIII          Termination...............................................................................48

         8.01     Termination...................................................................................48

         8.02     Effect of Termination and Abandonment; Enforcement of Agreement...............................50

         8.03     Termination Fee...............................................................................50

ARTICLE IX            Miscellaneous.............................................................................51

         9.01     Survival......................................................................................51

         9.02     Waiver; Amendment.............................................................................51

         9.03     Counterparts..................................................................................51

         9.04     Governing Law.................................................................................51

         9.05     Expenses......................................................................................51


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                                       ii

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         9.06     Notices.......................................................................................51

         9.07     Entire Understanding; No Third Party Beneficiaries............................................52

         9.08     Interpretation; Effect........................................................................53

         9.09     Waiver of Jury Trial..........................................................................53


Exhibit A         Form of Metropolitan Affiliate Agreement

Exhibit B         Matters Considered Not to Have a Material Adverse Effect on Metropolitan
                  Pursuant to Section 8.01(b)

Schedule B-1      Summary of Coury Loans

Exhibit C         Peer Group Commercial Financial Institutions for Index pursuant to Section 8.01(e)

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                                      iii

         This AGREEMENT AND PLAN OF MERGER, dated as of October 23, 2002 (this "Agreement"), is by and between Metropolitan Financial Corp. ("Metropolitan") and Sky Financial Group, Inc. ("Sky").

                                    RECITALS

         A. Metropolitan. Metropolitan is a savings and loan holding company within the meaning of the Home Owners' Loan Act and an Ohio corporation, having its principal place of business in Highland Hills, Ohio.

         B. Sky. Sky is a financial holding company and an Ohio corporation, having its principal place of business in Bowling Green, Ohio.

         C. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combinations contemplated hereby be treated as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended.

         D. Board Action. The respective Boards of Directors of each of Sky and Metropolitan have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combinations provided for herein.

         NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants, representations, warranties and agreements contained herein, intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                               Certain Definitions

         1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:


         "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving Metropolitan or any of its Subsidiaries, or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, Metropolitan or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

         "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

         "All Cash Election" has the meaning set forth in Section 3.01(c)(ii).

         "All Stock Election" has the meaning set forth in Section 3.01(c)(i).

         "Agreement to Merge" has the meaning set forth in Section 2.02.

         "Artwork Collection" means the collection of art and related assets owned by the Bank as of September 30, 2002, as set forth in Disclosure Schedule 3.01(b)(ii).

         "Bank" means Metropolitan Bank and Trust Company, an Ohio chartered savings and loan association and a wholly-owned subsidiary of Metropolitan.

         "Cash Exchange Ratio" has the meaning set forth in Section 3.01.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Compensation and Benefit Plans" has the meaning set forth in Section 5.03(m)(i).

         "Consultants" has the meaning set forth in Section 5.03(m)(i).

         "Control Shareholder" shall mean Robert M. Kaye and any of his affiliates, as that term is defined under the federal securities laws and regulations.

         "Directive" means the Supervisory Directive issued to Metropolitan by OTS dated July 8, 2002.

         "Directors" has the meaning set forth in Section 5.03(m)(i).

         "Disclosure Schedule" has the meaning set forth in Section 5.01.

         "Effective Date" means the date on which the Effective Time occurs, as provided for in Section 2.04.

         "Effective Time" means the effective time of the Merger, as provided for in Section 2.04.

         "Election" has the meaning set forth in Section 3.01(f).

         "Election Deadline" has the meaning set forth in Section 3.01(f).

         "Election Form/Letter of Transmittal" has the meaning set forth in
Section 3.01(f).

         "Election Period" has the meaning set forth in Section 3.01(f).

         "Employees" has the meaning set forth in Section 5.03(m)(i). All references herein to "employees of Metropolitan" or "Metropolitan employees" shall be deemed to mean employees of Bank.

         "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, regulations promulgated thereunder, and state counterparts.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" has the meaning set forth in Section 5.03(m)(iii).

         "ERISA Affiliate Plan" has the meaning set forth in Section
5.03(m)(iii).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         "Exchange Agent" has the meaning set forth in Section 3.04.

         "Exchange Fund" has the meaning set forth in Section 3.04.

         "FDIA" has the meaning set forth in Section 5.03(dd).

         "FDIC" means the Federal Deposit Insurance Corporation.

         "FRB" shall mean the Federal Reserve Board.

         "GAAP" shall mean generally accepted accounting principles as adopted for U.S. accounting principles, practices and methods.

         "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

         "Indemnified Party" has the meaning set forth in Section 6.12(a).

         "Information" has the meaning set forth in Section 6.22.

         "IRS" has the meaning set forth in Section 5.03(m)(ii).

         The term "knowledge" means, with respect to a party hereto, actual knowledge of any officer of that party with the title of not less than a senior vice president or that party's in-house counsel, if any.

         "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

         "Material Adverse Effect" means, with respect to Sky or Metropolitan, any effect that (i) is material and adverse to the financial position, results of operations or business of Sky and its Subsidiaries taken as a whole, or Metropolitan and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either Sky or Metropolitan to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates, (b) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with generally accepted accounting principles, (c) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated herein, and (d) actions or omissions of a party that have been waived in accordance with Section 9.02 hereof.

         "Merger" collectively refers to the Parent Merger and the Subsidiary Merger, as set forth in Section 2.01 and Section 2.02, respectively.

         "Merger Consideration" has the meaning set forth in Section 3.01.

         "Metropolitan" has the meaning set forth in the preamble to this Agreement.

         "Metropolitan Affiliate" has the meaning set forth in Section 6.07.

         "Metropolitan Articles" means the Articles of Incorporation of Metropolitan.

         "Metropolitan Board" means the Board of Directors of Metropolitan.

         "Metropolitan Code" means the Amended and Restated Code of Regulations of Metropolitan.

         "Metropolitan Common Shares" means the common stock, par value $0.01 per share, of Metropolitan.

         "Metropolitan Financial Statements" has the meaning set forth in
Section 5.03(q)(i).

         "Metropolitan Meeting" has the meaning set forth in Section 6.02.

         "Metropolitan Off Balance Sheet Transaction" has the meaning set forth in Section 5.03(u).

         "Metropolitan SEC Documents" has the meaning set forth in Section 5.03(g).

         "Metropolitan Shares" means Metropolitan Common Shares.

         "Metropolitan Stock Option" has the meaning set forth in Section 3.06.

         "Metropolitan Stock Plans" means the option plans and agreements of Metropolitan and its Subsidiaries pursuant to which rights to purchase Metropolitan Common Shares are outstanding immediately prior to the Effective Time pursuant to the Metropolitan 1997 Stock Option Plan, and the Metropolitan Stock Purchase Plan.

         "Mixed Election" has the meaning set forth in Section 3.01(c)(iii).

         "NASD" means The National Association of Securities Dealers.

         "NASDAQ" means The NASDAQ Stock Market, Inc.'s National Market System.

         "New Certificates" has the meaning set forth in Section 3.04.

         "ODFI" means the Ohio Department of Commerce, Division of Financial Institutions.

         "OGCL" means the Ohio General Corporation Law.

         "Old Certificates" has the meaning set forth in Section 3.04.

         "OSS" means the Office of the Secretary of State of the State of Ohio.

         "OTS" means the Office of Thrift Supervision, an office within the U.S. Department of Treasury.

         "Parent Merger" has the meaning set forth in Section 2.01.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Pension Plan" has the meaning set forth in Section 5.03(m)(ii).

         "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

         "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule. Disclosure of any information, agreement, or other item in a party's Disclosure Schedule referenced by a particular Section in this Agreement shall, should the existence of such information, agreement, or other item or its contents be relevant to any other Section, be deemed to be disclosed with respect to that Section whether or not an explicit cross-reference appears in the Disclosure Schedule.

         "Proxy Statement/Prospectus" has the meaning set forth in Section 6.03(a).

         "Proxy Statement" has the meaning set forth in Section 6.03(a).

         "Registration Statement" has the meaning set forth in Section 6.03(a).

         "Regulatory Authority" shall mean any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the issuance of deposits (including, without limitation, the OTS, ODFI, FRB and the FDIC) or the supervision or regulation of it or any of its subsidiaries.

         "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such person.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         "Sky Articles" means the Articles of Incorporation of Sky, as amended.

         "Sky Bank" means the Sky Bank, an Ohio banking corporation that is a wholly-owned subsidiary of Sky.

         "Sky Board" means the Board of Directors of Sky.

         "Sky Code" means the Amended and Restated Code of Regulations of Sky.

         "Sky Common Shares" means the common stock, without par value, of Sky.

         "Sky's Financial Statements" has the meaning set forth in Section 5.04(l)(i).

         "Sky Off Balance Sheet Transaction" has the meaning set forth in
Section 5.04(o).

         "Sky Preferred Shares" means the serial preferred stock, par value $10.00 per share, of Sky.

         "Sky SEC Documents" has the meaning set forth in Section 5.04(g)(i).

         "Sky Shares" means the Sky Common Shares and Sky Preferred Shares.

         "Stock Exchange Ratio" has the meaning set forth in Section 3.01.

         "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

         "Subsidiary Merger" has the meaning set forth in Section 2.02.

         "Supervisory Agreements" has the meaning set forth in Section 7.01(b).

         "Surviving Corporation" has the meaning set forth in Section 2.01.

         "Takeover Laws" has the meaning set forth in Section 5.03(o).

         "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

         "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

         "Treasury Stock" shall mean Metropolitan Shares held by Metropolitan or any of its Subsidiaries or by Sky or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

                                   ARTICLE II

                                   The Merger

         2.01 The Parent Merger. At the Effective Time, (i) Metropolitan shall be merged with and into Sky (the "Parent Merger"), and (ii) the separate corporate existence of Metropolitan shall cease and Sky shall survive and continue to exist as an Ohio corporation (Sky, as the surviving corporation in the Parent Merger, sometimes being referred to herein as the "Surviving Corporation"). The Sky Articles, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, and the Amended and Restated Code of Regulations of Sky, as in effect immediately prior to the Effective Time, shall be the Code of Regulations of the Surviving Corporation. Sky may at any time prior to the Effective Time change the method of effecting the Merger (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of Metropolitan Shares as provided for in Article III of this Agreement (subject to adjustment as provided in Sections 3.05 and 8.01(e)), (ii) adversely affect the tax treatment of Metropolitan's shareholders as a result of receiving the Merger Consideration, or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

         2.02 The Subsidiary Merger. At the time determined by Sky and specified by Sky Bank in its Certificate of Merger filed with the OSS (which shall not be earlier than the Effective Time), Bank shall merge with and into Sky Bank (the "Subsidiary Merger") pursuant to an agreement to merge (the "Agreement to Merge") to be executed by Bank and Sky Bank and filed with the OSS, as required. Upon consummation of the Subsidiary Merger, the separate corporate existence of Bank shall cease and Sky Bank shall survive and continue to exist as a state banking corporation. (The Parent Merger and the Subsidiary Merger shall sometimes collectively be referred to as the "Merger".)

         2.03 Effectiveness of the Parent Merger. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Parent Merger shall become effective upon the occurrence of the filings in the office of the OSS of a certificate of merger in accordance with Section 1701.81 of the OGCL, or such later date and time as may be set forth in such filings.

         2.04 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Parent Merger (the "Effective Date") to occur on the later of (i) the fifth business day of the month occurring after the last of the conditions set forth in Article VII shall have been satisfied or waived in accordance with the terms of this Agreement; provided, however, that no such election shall cause the Effective Date to fall after the date specified in
Section 8.01(c) hereof or after the date or dates on which any Regulatory Authority approval or any extension thereof expires, (ii) April 7, 2003 or (iii) such other date to which the parties may agree in writing. The time on the Effective Date when the Parent Merger shall become effective is referred to as the "Effective Time."

                                   ARTICLE III

                       Consideration; Exchange Procedures

         3.01     Merger Consideration.

                  (a) Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Parent Merger and without any action on the part of any Person, each share[ (excluding Treasury Stock and Metropolitan Common Shares held by Sky) ]of Metropolitan Common Shares issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and on the Effective Date, be converted at the election of the holder thereof (in accordance with the election and allocation procedures set forth in Section 3.01(c), (f), (i), and (j)) into either (i) Sky Common Shares based upon a fixed exchange ratio of 0.2554 of Sky Common Shares for each Metropolitan Common Share (subject to adjustment as set forth in Section 3.01 and Sections 3.05 and 8.01(e), the "Stock Exchange Ratio"); (ii) cash, at the rate of $4.70 for each Metropolitan Common Share (subject to adjustment as set forth in this Section 3.01 and Section 3.05, the "Cash Exchange Ratio"); or (iii) a combination of such Sky Common Shares and cash, as more fully set forth in Section 3.01(c)(iii).

                  It is understood and agreed that the aggregate consideration will be a mixture of Sky Common Shares and cash, with a minimum of 55% and a maximum of 70% of the Metropolitan Common Shares being exchanged for Sky Common Shares. Accordingly, the total consideration payable by Sky to Metropolitan shareholders in connection with the Merger shall consist of no less than 2,269,293 Sky Common Shares and no more than 2,888,191 Sky Common Shares and cash of no less than $22,778,550, and no more than $34,167,825, as adjusted pursuant to subsection b(vi) below (collectively, the "Merger Consideration"), and subject to adjustment for Common Shares issued pursuant to the Metropolitan Stock Plans, and for cash paid in lieu of fractional shares in accordance with Section 3.03. In addition, in the event the closing price of Sky Common Shares on the business day immediately preceding the Effective Date is less than $12.53, the form of Merger Consideration may be adjusted by Sky in order to ensure that the Merger is treated as a tax-free reorganization as defined in Section 368(a)(1)(A) of the Code.

                  (b) Adjustments to the Merger Consideration. It is understood and agreed that the Merger Consideration will be:

                           (i) increased by the amount, if any, reimbursed to
                  Metropolitan or the Bank by the Control Shareholder pursuant to the Directive, less assumed tax at thirty-four percent (34%) of the reimbursed amount;

                           (ii) increased in an amount equal to the
                  consideration received by Metropolitan or the Bank from the disposition of the Artwork Collection (taken as a whole) for more than its aggregate book value, calculated in accordance with GAAP as of September 30, 2002, less tax calculated at an assumed tax rate of thirty-four percent (34%) of the amount of the net proceeds from the sale received by Metropolitan in excess of book value;

                           (iii) decreased, in the event and to the extent that
                  the aggregate book value of the assets set forth in Item 6 of Exhibit B attached hereto (less specific valuation or impairment allowances), calculated in accordance with GAAP, on the month-end date immediately preceding the Effective Date is more than $4 million less than the aggregate book value of such assets (less specific valuation or impairment allowance), calculated in accordance with GAAP, as of September 30, 2002 (which is $45,972,087). For purposes of this subparagraph
                  (iii), the calculation of any decrease in book value shall exclude (y) any decrease attributable to (A) the amount of any principal payment on any loan or security, (B) up to $350,000 per month (on a cumulative basis) of amortization of mortgage servicing rights, (C) the net sales proceeds for any asset sold, and (z) the amount of any tax benefit or detriment derived from a provision, write-off, write-down or gain or loss on sale relating to such assets calculated at an assumed tax rate of thirty-four percent (34%); and

                           (iv) decreased by either (A) the amount by which the
                  carrying value of Metropolitan's corporate headquarters (calculated in accordance with GAAP) as of the month-end immediately preceding the Effective Date is less than $15.067 million, or (B) in the event of a sale of Metropolitan's corporate headquarters prior to the Effective Date, the amount by which the net loss resulting from such sale, based upon a carrying value of $25.067 million, exceeds $10 million.

                           (v) A calculation of the total proposed adjustment to
                  the Merger Consideration under subsections (i) through (iv) above (the "Proposed Adjustment") shall be made by Metropolitan and provided to Sky, along with all work papers, within two (2) business days before the Effective Date. Thereafter, Sky will have two (2) business days in which to advise Metropolitan if it agrees with the Proposed Adjustment. In the event Sky does not agree with the Proposed Adjustment, the parties agree to appoint a mutually acceptable independent accounting firm to review the specific items in dispute and within five (5) business days the determination of such firm shall be made and be final and binding upon Metropolitan and Sky and shall constitute the final adjustment to the Merger Consideration ("Final Adjustment").

                           (vi) If the Final Adjustment is a positive number,
                  then the portion of the Final Adjustment payable to each Metropolitan shareholder participating in the Merger will be paid in cash. Each such shareholder will receive cash in an amount equal to the Final Adjustment divided by the number of Metropolitan shares outstanding pursuant to Section 5.03(b), multiplied by the number of Metropolitan Common Shares owned by such shareholder. If the Final Adjustment is a negative number, then the aggregate Merger Consideration paid by Sky to Metropolitan shareholders participating in the Merger will be decreased by such amount. In such event:

                                    (A) Metropolitan shareholders making the All
                           Stock Election under Section 3.01(c)(i) shall have their consideration per share reduced by the quotient of (x) the Final Adjustment divided by (y) the number of Metropolitan shares outstanding pursuant to
                           Section 5.03(b) (the

                           "Reduction Per Share"). This reduction in Merger Consideration will be effected by reducing the number of shares paid to such shareholders in an amount equal to the product of (x) the quotient of the Reduction Per Share divided by the closing price of Sky Common Shares as reported in The Wall Street Journal for the average of five (5) NASDAQ trading days immediately preceding the Effective Date, times
                           (y) the number of Metropolitan Common Shares owned by such shareholder.

                                    (B) Metropolitan shareholders making the All
                           Cash Election under Section 3.01(c)(ii) and the Mixed Election under Section 3.01(c)(iii) shall have their consideration per share reduced by the Reduction Per Share. This reduction in Merger Consideration will be effected by reducing the cash portion paid to such shareholders in an amount equal to the product of (x) the Reduction Per Share times (y) the number of Metropolitan Common Shares owned by such shareholder.

                  (c) Election as to Outstanding Metropolitan Common Shares. The Metropolitan shareholders will have the following options in connection with the exchange of their Metropolitan Common Shares in connection with the Merger:

                           (i) AT THE OPTION OF THE HOLDER, all of such holder's
                  Metropolitan Common Shares deposited with the Exchange Agent shall be converted into and become Sky Common Shares at the Stock Exchange Ratio (such election, the "All Stock Election"), provided that:

                                    (A) Fractional shares will not be issued and
                           cash (payable by check) will be paid in lieu thereof as provided in Section 3.03; and

                                    (B) Giving effect to Section 3.01(c)(i),
                           (ii), and (iii), in no event shall, in the aggregate, less than fifty-five percent (55%) nor more than seventy percent (70%) of Metropolitan Common Shares issued and outstanding on the Effective Date be converted into and become Sky Common Shares; or

                           (ii) AT THE OPTION OF THE HOLDER, all of such
                  holder's Metropolitan Common Shares deposited with the Exchange Agent shall be converted into and become cash (payable by check) at the Cash Exchange Ratio (such election, the "All Cash Election"), provided that:

                                    (A) Giving effect to Section 3.01(c)(i),
                           (ii), and (iii), in no event shall, in the aggregate, less than thirty percent (30%) nor more than forty-five percent (45%) of such Metropolitan Common Shares issued and outstanding on the Effective Date be converted into and become cash; or

                           (iii) AT THE OPTION OF THE HOLDER, between fifty-five
                  (55%) and seventy percent (70%) of such holder's aggregate number of Metropolitan Common Shares shall be converted into and become Sky Common Shares at the rate of the Stock Exchange Ratio and between thirty percent (30%) and forty-five percent (45%) of such holder's aggregate number of shares of Metropolitan

                  Common Shares deposited with the Exchange Agent shall be converted into and become cash (payable by check) at the rate of the Cash Exchange Ratio (such election, the "Mixed Election"), provided that:

                                    (A) Fractional shares will not be issued and
                           cash (payable by check) will be paid in lieu thereof as provided in Section 3.03; and

                                    (B) Giving effect to Section 3.01(c)(i),
                           (ii), and (iii), in no event shall, in the aggregate, less than fifty-five percent (55%) nor more than seventy percent (70%) of such Metropolitan Common Shares issued and outstanding on the Effective Date be converted into and become Sky Common Shares; and

                                    (C) Giving effect to Section 3.01(c)(i),
                           (ii), and (iii), in no event shall, in the aggregate, less than thirty percent (30%) nor more than forty-five percent (45%) of such Metropolitan Common Shares issued and outstanding on the Effective Date be converted into and become cash; or

                           (iv) IF NO ELECTION (AS DEFINED IN SECTION 3.01(f))
                  IS MADE BY THE HOLDER BY THE ELECTION DEADLINE (AS DEFINED IN
                  SECTION 3.01(f)), all of such holder's Metropolitan Common Shares shall be converted into the right to receive Sky Common Shares as set forth in Section 3.01(c)(i), cash as set forth in Section 3.01(c)(ii), or any combination of Sky Common Shares and cash as determined by Sky or, at Sky's direction, by the Exchange Agent at the Stock Exchange Ratio and the Cash Exchange Ratio, as applicable; provided, however, that fractional shares shall not be issued and cash will be paid in lieu thereof as provided in Section 3.03. Such shares of Metropolitan Common Shares shall be allocated by the Exchange Agent pro rata among non-electing holders based upon the number of Metropolitan Common Shares for which an election has not been received by the Election Deadline in order to (A) achieve the overall ratio of between fifty-five percent (55%) and seventy (70%) of Metropolitan Common Shares to be converted into Sky Common Shares and between thirty percent (30%) and forty-five percent (45%) of Metropolitan Common Shares to be converted into cash, and (B) to the greatest extent possible, satisfy the elections made by Metropolitan shareholders. Notice of such allocation shall be provided promptly to each shareholder whose Metropolitan Common Shares are allocated pursuant to this Section 3.01(c)(iv).

                  (d) Treasury Shares and Shares Held by Sky. Each Metropolitan Common Share held as Treasury Stock or held by Sky immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                  (e) Outstanding Sky Common Shares. Each Sky Common Share issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

                  (f) Procedures for Election. An election form and other appropriate transmittal materials in such form as Metropolitan and Sky shall mutually agree (the "Election Form/Letter of Transmittal") shall be mailed to shareholders of Metropolitan prior to the Election Period (defined below). The "Election Period" shall be such period of time as Metropolitan and Sky shall mutually agree, within which Metropolitan shareholders may validly elect the form of Merger Consideration set forth in Section 3.01(c) (the "Election") that they will receive, occurring between (i) the date of the mailing by Metropolitan of the Proxy Statement for the special meeting of shareholders of Metropolitan at which this Agreement is presented for approval and (ii) five days prior to the Effective Date. The "Election Deadline" shall be the time, specified by Sky after consultation with Metropolitan, on the last day of the Election Period.

                  (g) Perfection of the Election. An Election shall be considered to have been validly made by a Metropolitan shareholder only if (i) the Exchange Agent (as defined in Section 3.04) shall have received an Election Form/Letter of Transmittal properly completed and executed by such shareholder, accompanied by a certificate or certificates representing the Metropolitan Common Shares as to which such Election is being made, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Metropolitan, or containing an appropriate guaranty of delivery in the form customarily used in transactions of this nature from a member of a national securities exchange or a member of the NASD or a commercial bank or trust company in the United States and (ii) such Election Form/Letter of Transmittal and such certificate(s) or such guaranty of delivery shall have been received by the Exchange Agent prior to the Election Deadline.

                  (h) Withdrawal of Shares. Any Metropolitan shareholder may at any time prior to the Election Deadline revoke its election and either
         (i) submit a new Election Form/Letter of Transmittal in accordance with the procedures in Section 3.01(g), or (ii) withdraw the certificate(s) for Metropolitan Common Shares deposited therewith by providing written notice that is received by the Exchange Agent by 5:00 p.m., local time for the Exchange Agent, on the business day prior to the Election Deadline. Elections may be similarly revoked if the Effective Date does not occur by June 30, 2003. In the event of the termination of this Agreement, the Exchange Agent shall return any certificates deposited by the holder of Metropolitan Common Shares to such holder at the address and to the person set forth in the Election Form/Letter of Transmittal.

                  (i) Reduction of Shares Deposited for Cash. If more than forty-five percent (45%) of the total number of Metropolitan Common Shares issued and outstanding have, at the Election Deadline, been deposited with the Exchange Agent for cash pursuant to the All Cash Election or the Mixed Election and not withdrawn pursuant to Section 3.01(h), the Exchange Agent will promptly eliminate from the shares deposited pursuant to the All Cash Election (subject to the limitations described in Section 3.01(i)(iv)), a sufficient number of such shares so that the total number of shares remaining on deposit for cash pursuant to the All Cash Election and the Mixed Election does not exceed forty-five percent (45%) of the Metropolitan Common Shares issued and outstanding on the Effective Date. The holders of Metropolitan Common Shares who have elected to have their shares converted pursuant to the Mixed Election shall not be required to have less than fifty-five percent (55%) nor more than seventy percent (70%) of their Metropolitan Common Shares converted into Sky Common Shares. After giving effect to Section 3.01(c)(iv), such elimination will be effected as follows:

                           (i) Subject to the limitations described in Section
                  3.01(i)(iv), the Exchange Agent will eliminate from the shares deposited pursuant to the All Cash Election, and will add or cause to be added to the shares deposited for Sky Common Shares pursuant to the All Stock Election, on a pro rata basis in relation to the total number of shares deposited pursuant to the All Cash Election minus the number of shares so deposited by the holders described in Section 3.01(i)(iv)(A) and the number of shares so deposited by the administrators of Metropolitan's 401(k) plan, such whole number of Metropolitan Common Shares on deposit for cash pursuant to the All Cash Election as may be necessary so that the total number of shares remaining on deposit for cash pursuant to All Cash Election or the Mixed Election is forty-five percent (45%) of the Metropolitan Common Shares issued and outstanding on the Effective Date;

                           (ii) All Metropolitan Common Shares that are
                  eliminated pursuant to Section 3.01(i)(i) from the shares deposited for cash shall be converted into Sky Common Shares as provided by Section 3.01(c)(i);

                           (iii) Notice of such allocation shall be provided
                  promptly to each shareholder whose Metropolitan Common Shares are eliminated from the shares on deposit for cash pursuant to
                  Section 3.01(i)(i); and

                           (iv) Notwithstanding the foregoing:

                                    (A) the holders of 100 or fewer Metropolitan
                           Common Shares of record on the date of this Agreement who have elected the All Cash Election shall not be required to have any of their Metropolitan Common Shares converted into Sky Common Shares;

                                    (B) the administrators of the Metropolitan
                           Shares 401(k) plan shall not be required to have any of the Metropolitan Common Shares held in such plans converted into Sky Common Shares if the appropriate administrator has elected the All Cash Election, and shall not be required to have less than fifty-five percent (55%) nor more than seventy percent (70%) of the Metropolitan Common Shares held in such plans converted into Sky Common Shares if the appropriate administrator has elected the Mixed Election.

                  (j) Increase of Shares Deposited for Cash. If fewer than thirty percent (30%) of the total number of Metropolitan Common Shares issued and outstanding have, at the Election Deadline, been deposited with the Exchange Agent for cash pursuant to the All Cash Election or the Mixed Election and not withdrawn pursuant to Section 3.01(h), Sky will promptly add, or cause to be added by the Exchange Agent, to such deposited shares, a sufficient number of Metropolitan Common Shares deposited for Sky Common Shares pursuant to the All Stock Election (subject to the limitation described in Section 3.01(j)(iv)) so that the total number of Metropolitan Common Shares on deposit for cash pursuant to the All Cash Election or the Mixed Election on the Effective Date is not less than thirty percent (30%) of the Metropolitan Common Shares issued and outstanding on the Effective Date. The holders of Metropolitan Common Shares who have elected to have their shares converted pursuant to the Mixed Election shall not be required to have more than thirty percent (30%) of their Metropolitan Common Shares converted into cash. After giving effect to Section 3.01(c)(iv), such addition will be effected as follows:

                           (i) Subject to the limitation described in Section
                  3.01(j)(iv), Sky will add or cause to be added to the shares deposited for cash pursuant to the All Cash Election or the Mixed Election, and the Exchange Agent will eliminate or cause to be eliminated from the shares deposited for Sky Common Shares pursuant to the All Stock Election, on a pro rata basis in relation to the total number of Metropolitan Common Shares deposited for Sky Common Shares pursuant to the All Stock Election minus the number of shares so deposited by the administrators of Metropolitan's 401(k) plan, such whole number of Metropolitan Common Shares not then on deposit for cash as may be necessary so that the number of shares remaining on deposit for cash is thirty percent (30%) of the Metropolitan Common Shares issued and outstanding on the Effective Date;

                           (ii) All Metropolitan Common Shares that are added
                  pursuant to Section 3.01(j)(i) to the shares deposited for cash shall be converted into cash as provided by Section 3.01(c)(ii);

                           (iii) Notice of such allocation shall be provided
                  promptly to each shareholder whose Metropolitan Common Shares are added to the shares on deposit for cash pursuant to
                  Section 3.01(j)(i); and

                           (iv) Notwithstanding the foregoing, the
                  administrators of the Metropolitan's 401(k) plan shall not be required to have any of the Metropolitan Common Shares held in such plans converted into cash if the appropriate administrator has elected the All Stock Election, and shall not be required to have less than thirty percent (30%) nor more than forty-five percent (45%) of the shares of Metropolitan Common Shares held in such plans converted into cash if the administrator has elected the Mixed Election.

         3.02 Rights as Shareholders; Stock Transfers. At the Effective Time, holders of Metropolitan Common Shares shall cease to be, and shall have no rights as, shareholders of Metropolitan, other than to receive any dividend or other distribution with respect to such Metropolitan Common Shares with a record date occurring prior to the Effective Time and the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of Metropolitan or the Surviving Corporation of any Metropolitan Shares.

         3.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional Sky Common Shares and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Sky shall pay to each holder of Metropolitan Common Shares who would otherwise be entitled to a fractional Sky Common Shares (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fractional Sky Common Share to which the holder would be entitled by the last sale price of Sky Common Shares (as reported by the NASDAQ, as reported in The Wall Street Journal or, if not reported therein, in another authoritative source) for the average of ten NASDAQ trading days immediately preceding the Effective Date.

         3.04 Exchange Procedures.

                  (a) At or prior to the Effective Time, Sky shall deposit, or shall cause to be deposited, with The Bank of New York (in such capacity, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing Metropolitan Common Shares ("Old Certificates"), for exchange in accordance with this Article III, certificates representing the Sky Common Shares ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring on or after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article III in exchange for outstanding Metropolitan Common Shares.

                  (b) As promptly as practicable after the Effective Date, Sky shall cause the New Certificates into which shares of a shareholder's Metropolitan Common Shares are converted on the Effective Date and/or any check in respect of cash to be paid as part of the Merger Consideration and in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such shareholder upon delivery to the Exchange Agent of Old Certificates representing such Metropolitan Common Shares (or an indemnity affidavit reasonably satisfactory to Sky and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions that any such person shall be entitled to receive pursuant to this Article III upon such delivery.

                  (c) Notwithstanding the foregoing, neither the Exchange Agent, if any, nor any party hereto shall be liable to any former holder of Metropolitan Common Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (d) No dividends or other distributions with respect to Sky Common Shares with a record date occurring on or after the Effective Date shall be paid to the holder of any unsurrendered Old Certificate representing Metropolitan Common Shares converted in the Merger into the right to receive such Sky Common Shares until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofor had become payable with respect to Sky Common Shares such holder had the right to receive upon surrender of the Old Certificates.

                  (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of Metropolitan for nine months after the Effective Time shall be paid to Sky. Any shareholders of Metropolitan who have not theretofore complied with this Article III shall thereafter look only to Sky for payment of the Sky Common Shares, cash in lieu of any fractional shares and unpaid dividends and distributions on Sky Common Shares deliverable in respect of each Metropolitan Common Shares such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

         3.05 Anti-Dilution Provisions. In the event Sky changes (or establishes a record date for changing) the number of Sky Common Shares issued and outstanding between the date hereof and the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding Sky Common Shares and the record date therefor shall be prior to the Effective Date, the Stock Exchange Ratio and the Cash Exchange Ratio shall be proportionately adjusted.

         3.06 Options. There are currently outstanding options to purchase 1,437,488 Metropolitan Common Shares under the Metropolitan Stock Plans (each, a "Metropolitan Stock Option"). Of the total amount of outstanding Metropolitan Stock Options, there are currently outstanding 468,837 Metropolitan Stock Options with a strike price below $4.70 per share, and there are currently outstanding 968,651 Metropolitan Stock Options with a strike price above $4.70 per share. On the Effective Date, each outstanding Metropolitan Stock Option that has a strike price below $4.70 per share shall be terminated in exchange for a cash payment by Sky to each holder of a Metropolitan Stock Option in an amount equal to the Cash Exchange Ratio minus the applicable exercise price per share for Metropolitan Common Shares covered by any such Metropolitan Stock Option, multiplied by the number of Metropolitan Common Shares covered by such Metropolitan Stock Option. On the Effective Date, each of such outstanding Metropolitan Stock Option with a strike price above $4.70 per share shall be terminated and no cash payment shall be made by Sky therefor. At or prior to the Effective Time, Metropolitan shall use its best efforts with respect to the Metropolitan Stock Plans to permit the termination of the outstanding Metropolitan Stock Options pursuant to this Section 3.06.

                                   ARTICLE IV

                           Actions Pending Acquisition

         4.01 Forbearances of Metropolitan. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement and/or disclosed on the Disclosure Schedule, without the prior written consent of Sky, which consent shall not be unreasonably withheld, Metropolitan will not, and will cause each of its Subsidiaries not to:

                  (a) Ordinary Course. Conduct the business of Metropolitan and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse affect upon Metropolitan's ability to perform any of its material obligations under this Agreement.

                  (b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional Metropolitan Common Shares or any Rights, (ii) enter into any agreement with respect to the foregoing, (iii) permit any additional Metropolitan Common Shares to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights, or (iv) permit any purchases of Metropolitan Common Shares to be made under the Metropolitan Stock Purchase Plan after November 1, 2002.

                  (c) Dividends, Etc. Make, declare, pay or set aside for payment any dividend, except that dividends may be paid from wholly owned subsidiaries to Metropolitan provided such dividends are not prohibited under the Directive or the Supervisory Agreements to which Metropolitan or its Subsidiaries is a party or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

                  (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of Metropolitan or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, and (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof.

                  (e) Benefit Plans. Enter into, establish, adopt or amend (except (i) as may be required by applicable law, (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (iii) the regular annual renewal of insurance contracts) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Metropolitan or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

                  (f) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business, or except as otherwise provided in Section 6.21 of this Agreement.

                  (g) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity; or acquire mortgage servicing rights except in connection with existing correspondent lending relationships in the ordinary course of business consistent with past practice.

                  (h) Governing Documents. Amend the Metropolitan Articles, Metropolitan Code or the Articles of Incorporation or Regulations (or similar governing documents) of any of Metropolitan's Subsidiaries, except for immaterial Regulation amendments Previously Disclosed to Sky.

                  (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP, including, but not limited to, any method of accounting for or determining reserves, write-downs or write-offs of any of Metropolitan's assets or liabilities.

                  (j) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing material contracts.

                  (k) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding that does not involve precedent for other material claims, actions or proceedings and that involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is immaterial to Metropolitan and its Subsidiaries, taken as a whole.

                  (l) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of
         Section 368(a) of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in
         Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

                  (m) Risk Management. Except pursuant to applicable law or regulation, (i) implement or adopt any material change in its interest rate risk management and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; or
         (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

                  (n) Extensions of Credit; Indebtedness. Except in accordance with Disclosure Schedule 4.01(n), extend credit or incur any indebtedness for borrowed money other than in the ordinary course of business.

                  (o) Compliance with Supervisory Agreements and Directive. Fail to use its best efforts to comply with the Supervisory Agreements and the Directive.

                  (p) Commitments. Agree or commit to do any of the foregoing.

         4.02 Forbearances of Sky. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Metropolitan, which consent will not be unreasonably withheld, Sky will not, and will cause each of its Subsidiaries not to:

                  (a) Ordinary Course. Conduct the business of Sky and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets (other than as previously discussed with Metropolitan) and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action that, at the time taken, is reasonably likely to have an adverse effect upon Sky's ability to perform any of its material obligations under this Agreement.

                  (b) Preservation. Fail to use reasonable efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

                  (c) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

                  (d) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of
         Section 368(a) of the Code; or (b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in
         Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

                  (e) Risk Management. Except pursuant to applicable law or regulation, (i) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, or
         (ii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

                  (f) Commitments. Agree or commit to do any of the foregoing.

                                    ARTICLE V

                         Representations and Warranties

         5.01 Disclosure Schedules. On or prior to the date hereof, Sky has delivered to Metropolitan a schedule and Metropolitan has delivered to Sky a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items, the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in
Section 5.03 or 5.04 or to one or more of its respective covenants contained in
Article IV and

Article VI; provided, however, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by
Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have or result in a Material Adverse Effect on the party making the representation. Metropolitan's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue, incorrect or to have been breached as a result of effects on Metropolitan arising solely from actions taken in compliance with a written request of Sky.

         5.02 Standard. No representation or warranty of Metropolitan or Sky contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04 has had, or is reasonably likely to have, a Material Adverse Effect.

         5.03 Representations and Warranties of Metropolitan. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed, Metropolitan hereby represents and warrants to Sky:

                  (a) Organization, Standing and Authority. Metropolitan is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Metropolitan is a savings and loan holding company within the meaning of the Home Owners' Loan Act. Bank is a savings association that is duly organized, validly existing and in good standing under the laws of the State of Ohio. Metropolitan is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

                  (b) Capital Structure of Metropolitan. The authorized capital stock of Metropolitan consists solely of 40,000,000 shares, of which 5,000,000 were shares of Class A Serial Preferred Stock, of which none were outstanding as of October 23, 2002, 5,000,000 were shares of Class B Serial Preferred Stock, of which none were issued as of October 23, 2002, and 30,000,000 shares are common shares, without par value, of which 16,151,074 shares were outstanding as of October 23, 2002. The outstanding Metropolitan Common Shares have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and are not subject to any preemptive rights (and were not issued in violation of any preemptive rights). As of October 23, 2002, (i) there were no Metropolitan Common Shares authorized and reserved for issuance, (ii) Metropolitan did not have any Rights issued or outstanding with respect to Metropolitan Common Shares, and (iii) Metropolitan did not have any commitment to authorize, issue or sell any Metropolitan Common Shares or Rights, except pursuant to this Agreement and the Metropolitan Stock Plans. The number of Metropolitan Common Shares which were issuable and reserved for issuance upon exercise of Metropolitan Stock Options as of the date hereof is set forth in Metropolitan's Disclosure Schedule.

                  (c) Subsidiaries.

                           (i) (A) Metropolitan has Previously Disclosed a list
                  of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by Metropolitan or its Subsidiaries are fully paid and nonassessable (except pursuant to 12 U.S.C. Section
                  55) and are owned by Metropolitan or its Subsidiaries free and clear of any Liens.

                           (ii) Metropolitan does not own beneficially, directly
                  or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

                           (iii) Each of Metropolitan's Subsidiaries has been
                  duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

                  (d) Corporate Power; Authorized and Effective Agreement. Each of Metropolitan and its Subsidiaries has full corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Metropolitan has the corporate power and authority to execute, deliver and perform its obligations under this Agreement. Bank has the corporate power and authority to consummate the Subsidiary Merger and the Agreement to Merge in accordance with the terms of this Agreement.

                  (e) Corporate Authority. Subject to receipt of the requisite adoption of this Agreement by the holders of a majority of the outstanding Metropolitan Common Shares entitled to vote thereon (which is the only shareholder vote required thereon), this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Metropolitan and the Metropolitan Board prior to the date hereof. This Agreement is a valid and legally binding obligation of Metropolitan, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The Metropolitan Board has received the written opinion of Ryan, Beck & Co., Inc. to the effect that as of the date hereof the consideration to be received by the holders of Metropolitan Common Shares in the Merger is fair to the holders of Metropolitan Common Shares from a financial point of view.

                  (f) Regulatory Filings; No Defaults.

                           (i) No consents or approvals of, or filings or
                  registrations with, any Governmental Authority or with any third party are required to be made or obtained by Metropolitan or any of its Subsidiaries in connection with the execution, delivery or performance by Metropolitan of this Agreement or to consummate the Merger except for (A) filings of applications, notices and the Agreement to Merge, as applicable, with Regulatory Authorities, (B) filings with the SEC and state securities authorities, and (C) the filings of the certificate of merger with the OSS pursuant to the OGCL. As of the date hereof, Metropolitan is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                           (ii) Subject to receipt of the regulatory and
                  shareholder approvals referred to above and expiration of related regulatory waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Metropolitan or of any of its Subsidiaries or to which Metropolitan or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Metropolitan Articles or the Metropolitan Code, or (C) require any consent or approval under any such law; rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

                  (g) Financial Reports and SEC Documents; Material Adverse Effect. (i) Metropolitan's Annual Reports on Form 10-K for the fiscal years ended December 31, 2000 and 2001 and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 2000 under the Securities Act, or under
         Section 13, 14, or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "Metropolitan SEC Documents") with the SEC, as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the consolidated balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of Metropolitan and its Subsidiaries as of its date, and each of the consolidated statements of income, changes in shareholders' equity, and cash flows in such Metropolitan SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in shareholders' equity and cash flows, as the case may be, of Metropolitan and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

                           (i) Since December 31, 2000, Metropolitan and its
                  Subsidiaries have not incurred any material liability not disclosed in the Metropolitan SEC Documents.

                           (ii) Since December 31, 2000, except as disclosed in
                  the Metropolitan SEC Documents, (A) Metropolitan and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Metropolitan.

                  (h) Litigation. Except as Previously Disclosed, no material litigation, claim or other proceeding before any court or governmental agency is pending against Metropolitan or any of its Subsidiaries and, to Metropolitan's knowledge, no such litigation, claim or other proceeding has been threatened.

                  (i) Regulatory Matters.

                           (i) Except as Previously Disclosed, neither
                  Metropolitan nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from any Regulatory Authorities.

                           (ii) Except as Previously Disclosed, neither it nor
                  any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                  (j) Compliance with Laws. Except as Previously Disclosed, each of Metropolitan and its Subsidiaries:

                           (i) is in compliance with all applicable federal,
                  state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                           (ii) has all permits, licenses, authorizations,
                  orders and approvals of, and has made all filings, applications and registrations with, all Regulatory Authorities and Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to Metropolitan's knowledge, no suspension or cancellation of any of them is threatened; and

                           (iii) has received, since December 31, 2000, no
                  notification or communication from any Regulatory Authority or Governmental Authority (A) asserting that Metropolitan or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances that such Regulatory Authority or Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Metropolitan's knowledge, do any grounds for any of the foregoing exist).

                  (k) Material Contracts; Defaults. Except for this Agreement and those agreements and other documents filed as exhibits to the Metropolitan SEC Documents or as Previously Disclosed, neither it nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K or (ii) that restricts or limits in any way the conduct of business by it or any of its Subsidiaries (including without limitation a non-compete or similar provision). Neither it nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected in any way, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  (l) No Brokers. No action has been taken by Metropolitan that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, except for a fee to be paid to Ryan, Beck & Co., Inc.

                  (m) Employee Benefit Plans. (i) Section 5.03(m)(i) of Metropolitan's Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements maintained or contributed to by Metropolitan or any of its Subsidiaries and in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of Metropolitan or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party (the "Compensation and Benefit Plans"). Neither Metropolitan nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing

         Compensation and Benefit Plan, except as otherwise contemplated by
         Section 4.01(e) of this Agreement.

                           (i) Each Compensation and Benefit Plan has been
                  operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service ("IRS"), and Metropolitan is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of Metropolitan, threatened legal action, suit or claim relating to the Compensation and Benefit Plans other than routine claims for benefits thereunder. Neither Metropolitan nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject Metropolitan or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or
                  Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

                           (ii) No liability (other than for payment of premiums
                  to the PBGC that have been made or will be made on a timely basis) under Title IV of ERISA has been or is expected to be incurred by Metropolitan or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") that is considered one employer with Metropolitan under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). None of Metropolitan, any of its Subsidiaries nor any ERISA Affiliate has contributed, or has been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan within the 12-month period ending on the date hereof, and no such notice will be required to be filed as a result of the transactions contemplated by this Agreement. The PBGC has not instituted proceedings to terminate any Pension Plan or ERISA Affiliate Plan and, to Metropolitan's knowledge, no condition exists that presents a material risk that such proceedings will be instituted. To the knowledge of Metropolitan, there is no pending investigation or enforcement action by the PBGC, the Department of Labor or IRS or any other governmental agency with respect to any Compensation and Benefit Plan. Under each Pension Plan and ERISA Affiliate Plan that is a "defined benefit plan" within the meaning of ERISA Section 3(35), as of the date of the most recent actuarial valuation performed prior to the date of this Agreement, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in such actuarial valuation of such Pension Plan or ERISA Affiliate
                  Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan and since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder that reasonably could be expected to change such result.

                           (iii) All contributions required to be made under the
                  terms of any Compensation and Benefit Plan or ERISA Affiliate Plan have been timely made in cash or have been reflected on Metropolitan's Financial Statements (as defined in Section 5.03(q)(i) below) as of December 31, 2001. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of
                  Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of Metropolitan, any of its Subsidiaries nor any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

                           (iv) Neither Metropolitan nor any of its Subsidiaries
                  has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by
                  Section 4980B of the Code. There has been no communication to Employees by Metropolitan or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

                           (v) Metropolitan and its Subsidiaries do not maintain
                  any Compensation and Benefit Plans covering foreign Employees.

                           (vi) With respect to each Compensation and Benefit
                  Plan, if applicable, Metropolitan has provided or made available to Sky, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) two most recent Forms 5500 filed with the IRS; (D) most recent actuarial report and financial statement; (E) the most recent summary plan description; (F) forms filed with the PBGC within the past year (other than for premium payments); (G) most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed within the past year with the IRS; and (I) most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

                           (vii) Except as disclosed on Section 5.03(m)(viii) of
                  Metropolitan's Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

                           (viii) Neither Metropolitan nor any of its
                  Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under
                  Section 162(m) of the Code and the regulations issued thereunder.

                           (ix) Except as disclosed on Section 5.03(m)(x) of
                  Metropolitan's Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of Sky, Metropolitan or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code) of Metropolitan on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                  (n) Labor Matters. Neither Metropolitan nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Metropolitan or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel Metropolitan or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to Metropolitan's knowledge, threatened, nor is Metropolitan aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

                  (o) Takeover Laws. Metropolitan has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any "moratorium," "control share," "fair price," "affiliate transaction," "business combination" or other antitakeover laws and regulations of any state (collectively, "Takeover Laws") applicable to it.

                  (p) Environmental Matters. To Metropolitan's knowledge, neither the conduct nor operation of Metropolitan or its Subsidiaries nor any condition of any property presently or previously owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates or violated Environmental Laws and to Metropolitan's knowledge, no condition has existed or event has occurred with respect to any of them or any such property that, with notice or the passage of time, or both, is reasonably likely to result in liability under Environmental Laws. To Metropolitan's knowledge, neither Metropolitan nor any of its Subsidiaries has received any notice from any person or entity that Metropolitan or its Subsidiaries or the operation or condition of any property ever owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

                  (q) Tax Matters. (i) All Tax Returns that are required to be filed by or with respect to Metropolitan and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) except as Previously Disclosed, the Tax Returns referred to in clause (i) have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Metropolitan or its Subsidiaries. Metropolitan has made or will make available to Sky true and correct copies of the United States federal income Tax Returns filed by Metropolitan and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 2001. Neither Metropolitan nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the Metropolitan SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Metropolitan SEC Documents filed on or prior to the date hereof ("Metropolitan's Financial Statements"). As of the date hereof, neither Metropolitan nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                           (i) No Tax is required to be withheld pursuant to
                  Section 1445 of the Code as a result of the transactions contemplated by this Agreement.

                  (r) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Metropolitan's own account, or for the account of one or more of Metropolitan's Subsidiaries or their customers (all of which are listed on Metropolitan's Disclosure Schedule), were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and (ii) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Metropolitan or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Metropolitan nor its Subsidiaries, nor to Metropolitan's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

                  (s) Books and Records. The books and records of Metropolitan and its Subsidiaries have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein and they fairly reflect the substance of events and transactions included therein.

                  (t) Insurance. Metropolitan's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by Metropolitan or its Subsidiaries. Metropolitan and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Metropolitan reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; Metropolitan and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

                  (u) Metropolitan Off Balance Sheet Transactions. Section 5.03(u) of Metropolitan's Disclosure Schedule sets forth a true and complete list of all affiliated Metropolitan entities, including without limitation all special purpose entities, limited purpose entities and qualified special purpose entities, in which Metropolitan or any of its Subsidiaries or any officer or director of Metropolitan or any of its Subsidiaries has an economic or management interest.
         Section 5.03(u) of Metropolitan's Disclosure Schedule also sets forth a true and complete list of all transactions, arrangements, and other relationships between or among any such Metropolitan affiliated entity, Metropolitan, any of its Subsidiaries, and any officer or director of Metropolitan or any of its Subsidiaries that are not reflected in the consolidated financial statements of Metropolitan (each, a "Metropolitan Off Balance Sheet Transaction"), along with the following information with respect to each such Metropolitan Off Balance Sheet
         Transaction: (i) the business purpose, activities, and economic substance; (ii) the key terms and conditions; (iii) the potential risk to Metropolitan or any of its Subsidiaries; (iv) the amount of any guarantee, line of credit, standby letter of credit or commitment, or any other type of arrangement, that could require Metropolitan or any of its Subsidiaries to fund any obligations under any such transaction; and (v) any other information that could have a Material Adverse Effect on Metropolitan or any of its Subsidiaries.

                  (v) Disclosure. The representations and warranties contained in this Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

                  (w) Material Adverse Change. Metropolitan has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 2000, except as disclosed in the Metropolitan SEC Documents, that has had a Material Adverse Effect on Metropolitan.

                  (x) Absence of Undisclosed Liabilities. Neither Metropolitan nor any of its Subsidiaries has any liability (contingent or otherwise) that is material to Metropolitan on a consolidated basis, or that, when combined with all liabilities as to similar matters would be material to Metropolitan on a consolidated basis, except as disclosed in Metropolitan's Financial Statements.

                  (y) Properties. Metropolitan and its Subsidiaries have good and marketable title, free and clear of all liens, encumbrances, charges, defaults or equitable interests to all of the properties and assets, real and personal, reflected on Metropolitan's Financial Statements as being owned by Metropolitan as of December 31, 2001 or acquired after such date, except (i) statutory liens for amounts not yet due and payable, (ii) pledges to secure deposits and borrowings and other liens incurred in the ordinary course of banking business, (iii) such imperfections of title, easements, encumbrances, liens, charges, defaults or equitable interests, if any, as do not affect the use of properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (iv) dispositions and encumbrances in the ordinary course of business, and
         (v) liens on properties acquired in foreclosure or on account of debts previously contracted. All leases pursuant to which Metropolitan or any of its Subsidiaries, as lessee, leases real or personal property (except for leases that have expired by their terms or that Metropolitan or any such Subsidiary has agreed to terminate since the date hereof) are valid without default thereunder by the lessee or, to Metropolitan's knowledge, the lessor.

                  (z) Loans. Each loan reflected as an asset in Metropolitan's Financial Statements and each balance sheet date subsequent thereto, other than loans the unpaid balance of which does not exceed $250,000 in the aggregate, (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests that have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as Previously Disclosed, as of December 31, 2001, Bank is not a party to a loan, including any loan guaranty, with any director, executive officer or 5% shareholder of Metropolitan or any of its Subsidiaries or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. All loans and extensions of credit that have been made by Bank and that are subject either to Section 22(g) or (h) of the Federal Reserve Act, as amended, comply therewith.

                  (aa) Allowance for Loan Losses. The allowance for loan losses reflected on Metropolitan's Financial Statements, as of their respective dates, is adequate in all material respects under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans.

                  (bb) Repurchase Agreements. With respect to all agreements pursuant to which Metropolitan or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, Metropolitan or such Subsidiary, as the case may be, has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                  (cc) Deposit Insurance. The deposits of Bank are insured by the FDIC in accordance with The Federal Deposit Insurance Act ("FDIA"), and Bank has paid all assessments and filed all reports required by the FDIA.

                  (dd) The Metropolitan Board has approved, for purposes of Chapter 1704 of the Ohio Interested Shareholder Transactions Law, the Merger Agreement and that certain voting agreement by and between Sky and Control Shareholder, dated as of the date hereof.

         5.04 Representations and Warranties of Sky. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Sky hereby represents and warrants to Metropolitan as follows:

                  (a) Organization, Standing and Authority. Sky is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Sky is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Sky is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Sky Bank is a state banking association duly organized, validly existing and in good standing under the laws of the State of Ohio. Sky Bank is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

                  (b)      Sky Shares.

                           (i) The authorized capital stock of Sky consists of
                  160,000,000 shares, of which (A) 150,000,000 shares are Sky Common Shares, without par value, of which 87,527,714 shares were outstanding as of October 1, 2002, and (B) 10,000,000 shares are Sky Preferred Shares, par value $10.00 per share, of which no shares were outstanding as of October 1, 2002. As of October 1, 2002, except as set forth in its Disclosure Schedule, Sky does not have any Rights issued or outstanding with respect to Sky Common Shares and Sky does not have any commitment to authorize, issue or sell any Sky Common Shares or Rights, except pursuant to this Agreement. The outstanding Sky Common Shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights).

                           (ii) The Sky Common Shares to be issued in exchange
                  for Metropolitan Common Shares in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and subject to no preemptive rights.

                  (c) Subsidiaries. Sky has Previously Disclosed a list of all its Subsidiaries together with the jurisdiction or organization of each Subsidiary. Each of Sky's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and, except as Previously Disclosed, it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

                  (d) Corporate Power. Each of Sky and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Sky has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

                  (e) Corporate Authority; Authorized and Effective Agreement. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Sky and the Sky Board prior to the date hereof and no shareholder approval is required on the part of Sky. The Agreement to Merge, when executed by Sky Bank, shall have been approved by the Board of Directors of Sky Bank and by the Sky Board, as the sole shareholder of Sky Bank. This Agreement is a valid and legally binding agreement of Sky, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors rights or by general equity principles).

                  (f) Regulatory Approvals; No Defaults.

                           (i) No consents or approvals of, or filings or
                  registrations with, any Governmental Authority or with any third party are required to be made or obtained by Sky or any of its Subsidiaries in connection with the execution, delivery or performance by Sky of this Agreement or to consummate the Merger except for (A) the filing of applications, notices or the Agreement to Merge, as applicable, with the Regulatory Authorities; (B) the filing and declaration of effectiveness of the Registration Statement; (C) the filing of the certificate of merger with the OSS pursuant to the OGCL; (D) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Sky Common Shares in the Merger; and (E) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, Sky is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in
                  Section 7.01(b).

                           (ii) Subject to the satisfaction of the requirements
                  referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Sky or of any of its Subsidiaries or to which Sky or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the Articles of Incorporation or Code of Regulations (or similar governing documents) of Sky or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

                  (g) Financial Reports and SEC Documents; Material Adverse Effect.

                           (i) Sky's Annual Report on Form 10-K for the fiscal
                  year ended December 31, 2001 and 2000, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries with the SEC subsequent to December 31, 2000 under the Securities Act, or under Section 13, 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "Sky SEC Documents") as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such Sky SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Sky and its Subsidiaries as of its date, and each of the statements of income or results of operations and changes in shareholders' equity and cash flows or equivalent statements in such Sky SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and cash flows, as the case may be, of Sky and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

                           (ii) Since December 31, 2000, no event has occurred
                  or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Sky, except as disclosed in the Sky SEC Documents.

                  (h) Litigation; Regulatory Action.

                           (i) Except as Previously Disclosed, no material
                  litigation, claim or other proceeding before any court or governmental agency is pending against Sky or any of its Subsidiaries and, to the best of Sky's knowledge, no such litigation, claim or other proceeding has been threatened.

                           (ii) Except as Previously Disclosed, neither Sky nor
                  any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has Sky or any of its Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                  (i) Compliance with Laws. Each of Sky and its Subsidiaries:

                           (i) is in material compliance with all applicable
                  federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                           (ii) has all material permits, licenses,
                  authorizations, orders and approvals of, and has made all material filings, applications and registrations with, all Regulatory Authorities and Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

                           (iii) has received, since December 31, 2000, no
                  notification or communication from any Regulatory Authority or Governmental Authority (A) asserting that Sky or any of its Subsidiaries is not in material compliance with any of the statutes, regulations, or ordinances that such Regulatory Authority or Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to Sky's knowledge, do any grounds for any of the foregoing exist).

                  (j) Brokerage and Finder's Fees. Except for fees payable to its financial advisor, Sandler O'Neill & Partners, L.P., Sky has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

                  (k) Takeover Laws. Sky has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, the requirements of any Takeover Laws applicable to Sky.

                  (l) Tax Matters. (i) All Tax Returns that are required to be filed by or with respect to Sky and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full as required, (iii) except as Previously Disclosed, the Tax Returns referred to in clause (i) have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired (iv) except as Previously Disclosed, all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (vi) except as Previously Disclosed, no waivers of statutes of limitation have been given by or requested with respect to any Taxes of Sky or its Subsidiaries. Neither Sky nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the Sky SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Sky SEC Documents filed on or prior to the date hereof ("Sky's Financial Statements"). As of the date hereof, Sky has no reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization with the meaning of Section 368(a) of the Code.

                  (m) Books and Records. The books and records of Sky and its Subsidiaries have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the substance of events and transactions included therein.

                  (n) Insurance. Sky's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by Sky or its Subsidiaries. Sky and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Sky reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; Sky and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

                  (o) Sky Off Balance Sheet Transactions. Section 5.04(o) of Sky's Disclosure Schedule sets forth a true and complete list of all affiliated Sky entities, including without limitation all special purpose entities, limited purpose entities and qualified special purpose entities, in which Sky or any of its Subsidiaries or any officer or director of Sky or any of its Subsidiaries has an economic or management interest. Section 5.04(o) of Sky's Disclosure Schedule also sets forth a true and complete list of all material transactions, arrangements, and other relationships between or among any such Sky affiliated entity, Sky, any of its Subsidiaries, and any officer or director of Sky or any of its Subsidiaries that are not reflected in the consolidated financial statements of Sky (each, a "Sky Off Balance Sheet Transaction"), along with the following information with respect to each such Sky Off Balance Sheet Transaction: (i) the business purpose, activities, and economic substance; (ii) the key terms and conditions; (iii) the potential material risk to Sky or any of its Subsidiaries; (iv) the amount of any guarantee, line of credit, standby letter of credit or commitment, or any other type of arrangement, that could require Sky or any of its Subsidiaries to fund any obligations under any such transaction; and (v) any other information that could have a Material Adverse Effect on Sky or any of its Subsidiaries.

                  (p) Contracts. Neither Sky nor any of its Subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected in any way, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  (q) Disclosure. The representations and warranties contained in this Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

                  (r) Risk Management Instruments. All material interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar risk management arrangements, whether entered into for Sky's own account, or for the account of one or more of its Subsidiaries or their customers, were entered into (i) in accordance with prudent business practices and all applicable laws, rules, regulations and regulatory policies and with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Sky or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and is in full force and effect. Neither Sky nor its Subsidiaries, nor to Sky's knowledge any other party thereto, is in breach of any of its obligations under any such agreement or arrangement in any material respect.

                  (s) Material Adverse Change. Sky has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since December 31, 2000 that has had a Material Adverse Effect on Sky, except as described in the Sky SEC Documents.

                  (t) Allowance for Loan Losses. The allowance for loan losses reflected on Sky's Financial Statements, as of their respective dates, is adequate in all material respects under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans.

                  (u) Repurchase Agreements. With respect to all agreements pursuant to which Sky or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, Sky or such Subsidiary, as the case may be, has a valid, perfected first lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                  (v) Deposit Insurance. The deposits of Sky Bank are insured by the FDIC in accordance with the FDIA, and Sky Bank has paid all assessments and filed all reports required by the FDIA.

                                   ARTICLE VI

                                    Covenants

         6.01 Reasonable Best Efforts. Subject to the terms and conditions of this Agreement, each of Metropolitan and Sky agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

         6.02 Shareholder Approval. Metropolitan agrees to take, in accordance with applicable law and the Metropolitan Articles and Metropolitan Code, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the adoption of this Agreement and any other matters required to be approved or adopted by Metropolitan's shareholders for consummation of the Merger (including any adjournment or postponement, the "Metropolitan Meeting"), as promptly as practicable after the Registration Statement is declared effective. Each of Metropolitan's current directors shall recommend that Metropolitan's shareholders adopt this Agreement at the Metropolitan Meeting (and each director agrees to vote their Metropolitan Shares in favor of the transaction) unless the Metropolitan Board, after consultation with independent legal counsel, determines in good faith that it is probable that such recommendation would be a breach of its fiduciary duties under applicable Ohio law and Metropolitan's Articles.

         6.03 Registration Statement.

                  (a) Sky agrees to prepare pursuant to all applicable laws, rules and regulations a registration statement on Form S-4 (the "Registration Statement") to be filed by Sky with the SEC in connection with the issuance of Sky Common Shares in the Merger (including the proxy statement and prospectus and other proxy solicitation materials of Metropolitan constituting a part thereof (the "Proxy Statement") and all related documents). Metropolitan agrees to cooperate, and to cause its Subsidiaries to cooperate, with Sky, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and provided that Metropolitan and its Subsidiaries have cooperated as required above, Sky agrees to file the Proxy Statement and the Registration Statement (together, the "Proxy Statement/Prospectus") with the SEC as promptly as reasonably practicable. Each of Metropolitan and Sky agrees to use all reasonable efforts to cause the Proxy Statement/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Sky also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Metropolitan agrees to furnish to Sky all information concerning Metropolitan, its Subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

                  (b) Each of Metropolitan and Sky agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to the Metropolitan shareholders and at the time of the Metropolitan Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement that, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or that will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of Metropolitan and Sky further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

                  (c) Sky agrees to advise Metropolitan, promptly after Sky receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Sky Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         6.04 Press Releases. Each of Metropolitan and Sky agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or NASDAQ rules.

         6.05 Access; Confidentiality.

                  (a) Each of Metropolitan and Sky agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request.

                  (b) Each agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this
         Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Except for the use of information in connection with the Registration Statement described in Section 6.03 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the "Information") received by each of Metropolitan and Sky, pursuant to the terms of this Agreement shall be kept in strictest confidence; provided that, subsequent to the filing of the Registration Statement with the SEC, this Section 6.25 shall not apply to information included in the Registration Statement or to be included in the Proxy Statement/Prospectus to be sent to the shareholders of Metropolitan and Sky under Section 6.03. Metropolitan and Sky agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all Information and documents obtained (as well as any other Information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such Information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing Information and data as to another party hereto to be returned to the party that furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

                  (c) During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

         6.06 Acquisition Proposals. Metropolitan agrees that it shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal, except to the extent that the Metropolitan Board, after consultation with independent legal counsel, determines in good faith that it is probable that the failure to take such action would be a breach of its fiduciary duties under applicable Ohio law and Metropolitan's Articles. It shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Sky with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Metropolitan shall promptly advise Sky following the receipt by Metropolitan of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise Sky of any material developments with respect to such Acquisition Proposal promptly upon the occurrence thereof.

         6.07 Affiliate Agreements. Not later than the 15th day prior to the mailing of the Proxy Statement, Metropolitan shall deliver to Sky a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the Metropolitan Meeting, deemed to be an "affiliate" of Metropolitan (each, a "Metropolitan Affiliate") as that term is used in Rule 145 under the Securities Act. Metropolitan shall cause each person who may be deemed to be a Metropolitan Affiliate to execute and deliver to Metropolitan on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit A.

         6.08 Takeover Laws. No party hereto shall take any action that would cause the transactions contemplated by this Agreement to be subject to requirements imposed by any Takeover Law and each of them shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the transactions contemplated by this Agreement from, or if necessary challenge the validity or applicability of, any applicable Takeover Law, as now or hereafter in effect.

         6.09 Certain Policies. Prior to the Effective Date, Metropolitan shall, consistent with generally accepted accounting principles and on a basis mutually satisfactory to it and Sky, modify and change its loan, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) as well as other management and operating policies and practices so as to be applied on a basis that is consistent with that of Sky; provided, however, that Metropolitan shall not be obligated to take any such action pursuant to this Section 6.09 earlier than thirty days prior to the Effective Date, and unless and until Sky acknowledges that all conditions to its obligation to consummate the Merger have been satisfied and certifies to Metropolitan that Sky's representations and warranties, subject to Section 5.02, are true and correct as of such date and that Sky is otherwise in material compliance with this Agreement. Metropolitan's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this Section 6.09. No action shall be required to be taken by Metropolitan pursuant to this Section 6.09 if, in the opinion of Metropolitan's independent auditors, such action would contravene GAAP. In addition, any action taken by Metropolitan pursuant to this Section
6.09 shall not be taken into account for purposes of any adjustments otherwise required by Section 3.01(b) of this Agreement.

         6.10 NASDAQ Listing or Notification. As required by NASDAQ, Sky shall file a NASDAQ Notification Form for Listing of Additional Shares and/or Change in the Number of Shares Outstanding, with respect to the shares of Sky Common Shares to be issued to the holders of Metropolitan Common Shares in the Merger.

         6.11 Regulatory Applications.

                  (a) Sky and Metropolitan and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare, within 45 days of the execution of this Agreement, all documentation and requests for regulatory approval, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement. Each of Sky and Metropolitan shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental Authority or Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities or Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

                  (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party, Governmental Authority or Regulatory Authority.

         6.12 Indemnification.

                  (a) Following the Effective Date, Sky shall indemnify, defend and hold harmless the present and former directors, officers and employees of Metropolitan and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys'
         fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring on or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that Metropolitan is permitted to indemnify (and advance expenses to) its directors, officers, and employees under the laws of the State of Ohio, the Metropolitan Articles and the Metropolitan Code as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's, director's or employee's conduct complies with the standards set forth under Ohio law, the Metropolitan Articles and the Metropolitan Code shall be made by independent counsel (which shall not be counsel that provides material services to Sky) selected by Sky and reasonably acceptable to such officer, director or employee.

                  (b) For a period of five years from the Effective Time, Sky shall procure directors' and officers' liability insurance that serves to reimburse the present and former officers and directors of Metropolitan or any of its Subsidiaries (determined as of the Effective Time) (as opposed to Metropolitan) with respect to claims against such directors and officers arising from facts or events that occurred before the Effective Time, providing coverage of $10 million, and coverage at least as favorable as coverage contained in Metropolitan's current directors' and officers' liability coverage.

                  (c) Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Sky thereof; provided that the failure so to notify shall not affect the obligations of Sky under Section 6.12(a) unless and to the extent that Sky is actually prejudiced as a result of such failure.

                  (d) If Sky or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision shall be made so that the successors and assigns of Sky shall assume the obligations set forth in this Section 6.12.

         6.13 Opportunity of Employment; Employee Benefits.

                  (a) Sky will endeavor to retain as many current officers and employees as is commercially reasonable and possible, consistent with the Sky Workforce Redesign Process and Sky's regional banking template; provided however, that the retention by Sky of Metropolitan's senior officers shall be determined by Sky in its sole discretion. It is understood and agreed that nothing in this Section 6.13 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under applicable law and said employees shall not be deemed to be third-party beneficiaries of this provision.

                  (b) From and after the Effective Time, Metropolitan employees shall continue to participate in the Metropolitan employee benefit plans in effect at the Effective Time unless and until Sky, in its sole discretion, shall determine that Metropolitan employees shall, subject to applicable eligibility requirements, participate in employee benefit plans of Sky and that all or some of the Metropolitan plans shall be terminated or merged into certain employee benefit plans of Sky. Metropolitan employees continuing to be employed by Sky shall receive credit for service at Metropolitan for eligibility and vesting purposes under Sky's employee benefit plans (but not for benefit calculation purposes), except as otherwise required by law or regulation. Any employees terminated by Sky shall be paid for all of their unused vacation time and shall be entitled to elect so-called "COBRA" in accordance with, and subject to, the provisions of Code Section 4980B(f).
                  (c) Sky agrees to make all severance, change of control or similar payments to any Metropolitan employees, subject to employment contracts and retention agreements as are specifically set forth in Disclosure Schedule 6.13(c); provided, however, that such payments are permitted under any of the Supervisory Agreements or the Directive. Notwithstanding the foregoing, Sky shall pay severance to Metropolitan officers and employees terminated as a result of the Merger in accordance with Sky's severance policy as of the Effective Date, giving credit for service at Metropolitan; provided, however, that those Metropolitan officers or employees eligible to receive severance under both of (i) Metropolitan's severance policy and/or Retention Pay Plan and (ii) Sky's severance policies shall only receive the severance payment payable under either the Metropolitan Retention Pay Plan, if the Metropolitan officer or employee is a participant therein, or Sky's severance policy as of the Effective Date.

         6.14 Notification of Certain Matters. Each of Metropolitan and Sky shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

         6.15 Successor to Certain Obligations. Sky hereby acknowledges that as a result of the Merger it shall succeed to the obligations of Metropolitan under the 8.60% Cumulative Trust Preferred Securities of Metropolitan Capital Trust I, the 9.50% Cumulative Trust Preferred Securities of Metropolitan Capital Trust II, and the 9-5/8% Subordinated Notes due January 1, 2005.

         6.16 Tax Treatment. Each of Sky and Metropolitan agrees not to take any actions subsequent to the date of this Agreement that would adversely affect the ability of Metropolitan and its shareholders to characterize the Merger as a tax-free reorganization under Section 368(a) of the Code, and each of Sky and Metropolitan agrees to take such action as may be reasonably required, if such action may be reasonably taken to reverse the impact of any past actions which would adversely impact the ability for the Merger to be characterized as a tax-free reorganization under Section 368(a) of the Code.

         6.17 No Breaches of Representations and Warranties. Between the date of this Agreement and the Effective Time, without the written consent of the other party, each of Sky and Metropolitan will not do any act or suffer any omission of any nature whatsoever that would cause any of the representations or warranties made in Article V of this Agreement to become untrue or incorrect in any material respect.

         6.18 Consents. Each of Sky and Metropolitan shall use its best efforts to obtain any required consents to the transactions contemplated by this Agreement.

         6.19 Insurance Coverage. Metropolitan shall cause the policies of insurance listed in the Disclosure Schedule to remain in effect between the date of this Agreement and the Effective Date.

         6.20 Correction of Information. Each of Sky and Metropolitan shall promptly correct and supplement any information furnished under this Agreement so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

         6.21 Disposition of Certain Metropolitan Assets.

                  (a) Corporate Headquarters. In the event that prior to the Effective Date, Metropolitan receives a written offer from a third party ("Offer") to purchase its corporate headquarters, Metropolitan will immediately advise Sky of said Offer and the terms thereof. Thereafter, Sky will be granted a right of first refusal to purchase the corporate headquarters at the price and on the terms and conditions set forth in the Offer; provided however that the sale to Sky may be consummated, at Sky's option, after the Effective Date (or, if applicable, the termination date). If Sky does not exercise its right to purchase the corporate headquarters within ten business days of notice by Metropolitan of an Offer, Metropolitan may sell the corporate headquarters pursuant to the Offer.

                  (b) Mortgage Servicing Rights and Certain Other Assets. In the event that prior to the Effective Date, Metropolitan wishes to sell its mortgage servicing rights or any of the assets listed on Item 6 of Exhibit B hereto and Sky does not consent to such sale pursuant to
         Section 4.01(d) hereof, then it is understood and agreed that the retention of the asset by Metropolitan shall not result in a negative purchase price adjustment under Section 3.01(b) hereof and for purposes of calculating any adjustment under Section 301(b)(iii), the aggregate book value of such mortgage servicing rights shall be calculated as if the sale had taken place (i) at a gain or at a loss with respect to purchased mortgage servicing rights and (ii) only if at a loss with respect to originated mortgage servicing rights.

         6.22 Supplemental Assurances.

                  (a) On the date the Registration Statement becomes effective and on the Effective Date, Metropolitan shall deliver to Sky a certificate signed by its principal executive officer and its principal financial officer to the effect, to such officers' knowledge, that the information contained in the Registration Statement relating to the business and financial condition and affairs of Metropolitan, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (b) On the date the Registration Statement becomes effective and on the Effective Date, Sky shall deliver to Metropolitan a certificate signed by its chief executive officer and its chief financial officer to the effect, to such officers' knowledge, that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of Metropolitan) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         6.23 Reimbursement to Metropolitan Shareholders. It is understood and agreed that amounts reimbursed by Control Shareholder to Metropolitan pursuant to the Directive that are received after the Effective Date shall be held by Sky for the benefit of those persons who are Metropolitan shareholders as of the Election Deadline and shall be distributed by Sky to said shareholders as soon as reasonably practicable net of any reasonable expenses and taxes calculated at an assumed tax rate of thirty-four percent (34%) incurred by Sky.

                                   ARTICLE VII

                    Conditions to Consummation of the Merger

         7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of Sky and Metropolitan to consummate the Merger is subject to the fulfillment or written waiver by Sky and Metropolitan prior to the Effective Time of each of the following conditions:

                  (a) Shareholder Approval. This Agreement shall have been duly adopted by the requisite vote of Metropolitan's shareholders.

                  (b) Regulatory Approvals. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements that the Sky Board reasonably determines would either before or after the Effective Time have or will have a Material Adverse Effect on Sky and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and that the Sky Board reasonably determines would either before or after the Effective Date be unduly burdensome, including, with respect to both (i) and (ii) above, any conditions, restrictions or requirements arising out of the Supervisory Agreement dated July 26, 2001, by and between the Bank and ODFI, the Supervisory Agreement dated July 26, 2001, by and between Metropolitan and OTS (collectively, the "Supervisory Agreements"), and the Directive, except for any conditions, restrictions or requirements arising out of Sky's decision to keep the Bank as a separate subsidiary for a period of time after the Merger.

                  (c) No Injunction. No Regulatory Authority or Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits consummation of the transactions contemplated by this Agreement.

                  (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (e) Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the Sky Common Shares to be issued in the Merger shall have been received and be in full force and effect.

         7.02 Conditions to Obligation of Metropolitan. The obligation of Metropolitan to consummate the Merger is also subject to the fulfillment or written waiver by Metropolitan prior to the Effective Time of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Sky set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Metropolitan shall have received a certificate, dated the Effective Date, signed on behalf of Sky by the Chief Executive Officer and the Chief Financial Officer of Sky to such effect.

                  (b) Performance of Obligations of Sky. Sky shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and Metropolitan shall have received a certificate, dated the Effective Date, signed on behalf of Sky by the Chief Executive Officer and the Chief Financial Officer of Sky to such effect.

                  (c) Tax Opinion. Metropolitan shall have received an opinion of Luse, Gorman, Pomerenk & Schick, P.C., dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368(a) of the Code and
         (ii) no gain or loss will be recognized by shareholders of Metropolitan who receive Sky Common Shares in exchange for Metropolitan Common Shares, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests and cash received in exchange for Metropolitan Common Shares. In rendering its opinion, such counsel may require and rely upon representations contained in letters from Metropolitan and Sky.

                  (d) Opinion of Sky's Counsel. Metropolitan shall have received an opinion of Squire, Sanders & Dempsey L.L.P., counsel to Sky, dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) Sky is a corporation duly organized and in good standing under the laws of the State of Ohio, (ii) this Agreement has been duly executed by Sky and constitutes the binding obligation of Sky, enforceable in accordance with its terms against Sky, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing, (iii) that the Sky Common Shares to be issued as part of the Merger Consideration, when issued, shall be duly authorized, fully paid and non-assessable, and (iv) that, assuming approval of Metropolitan's shareholders, upon the filing of the Certificate of Merger with the OSS, the Merger shall become effective.

                  (e) Fairness Opinion. Metropolitan shall have received a fairness opinion from Ryan, Beck & Co., Inc., financial advisor to Metropolitan, dated as of a date reasonably proximate to the date of the Proxy Statement, stating that the Merger Consideration to be paid to Metropolitan's shareholders is fair to the shareholders of Metropolitan from a financial point of view.

         7.03 Conditions to Obligation of Sky. The obligation of Sky to consummate the Merger is also subject to the fulfillment or written waiver by Sky prior to the Effective Time of each of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Metropolitan set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Sky shall have received a certificate, dated the Effective Date, signed on behalf of Metropolitan by the Chief Executive Officer and the Chief Financial Officer of Metropolitan to such effect.

                  (b) Performance of Obligations of Metropolitan. Metropolitan shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Sky shall have received a certificate, dated the Effective Date, signed on behalf of Metropolitan by the Chief Executive Officer and the Chief Financial Officer of Metropolitan to such effect.

                  (c) Opinion of Metropolitan's Counsel. Sky shall have received an opinion of Luse, Gorman, Pomerenk & Schick, P.C., counsel to Metropolitan, dated the Effective Date, to the effect that, on the basis of the facts, representations and assumptions set forth in the opinion, (i) Metropolitan is a corporation duly organized and in good standing under the laws of Ohio, (ii) this Agreement has been duly executed by Metropolitan and constitutes a binding obligation on Metropolitan, enforceable in accordance with its terms against Metropolitan, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and other similar laws relating to or affecting the enforcement of creditors' rights generally, by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) and by an implied covenant of good faith and fair dealing and (iii) that, assuming approval of Metropolitan's shareholders, upon the filing of the Certificate of Merger with the OSS, the Merger shall become effective.

                  (d) Affiliate Agreements. Sky shall have received the agreements referred to in Section 6.07 from each affiliate of Metropolitan.

                  (e) Tax Opinion. Sky shall have received an opinion of Squire, Sanders & Dempsey L.L.P., dated the Effective Date, in form and in substance reasonably acceptable to it, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368(a) of the Code. In rendering its opinion, such counsel may require and rely upon representations contained in letters from Metropolitan and Sky.

                  (f) Purchase of Artwork. Control Shareholder shall have purchased any of the remaining Artwork Collection at no less than aggregate book value (calculated in accordance with GAAP) as reflected on Schedule 3.01(b)(ii).

                                  ARTICLE VIII

                                   Termination

         8.01 Termination. This Agreement may be terminated, and the Acquisition may be abandoned:

                  (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Sky and Metropolitan, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

                  (b) Breach. At any time prior to the Effective Time, by Sky or Metropolitan, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either:
         (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect. Notwithstanding the foregoing, it is understood and agreed that, for purposes of Sky exercising its right of termination pursuant to this Section 8.01(b), none of the matters described on Exhibit B hereto shall be considered to have had a Material Adverse Effect on Metropolitan.

                  (c) Delay. At any time prior to the Effective Time, by Sky or Metropolitan, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by July 31, 2003, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

                  (d) No Approval. By Metropolitan or Sky, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority or any of the Regulatory Authorities required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or Regulatory Authority; (ii) the Metropolitan shareholders fail to adopt this Agreement at the Metropolitan Meeting; or (iii) as of the Effective Date, any of the closing conditions have not been met as required by Article VII hereof.

                  (e) Sky Common Shares. By Metropolitan, in the event that:

                           (i) the Average NMS Closing Price (as defined below)
                  of Sky Common Shares is less than $16.56; and ---

                           (ii) (A) the number obtained by dividing the Average
                  NMS Closing Price of Sky Common Shares by $18.40 is less than
                  (B) the number obtained by
                  dividing the Final Index Price (as defined below) by the Initial Index Price (as defined below) and then multiplying the quotient in this clause (ii)(B) by 0.80.

                  For purposes of this Section 8.01(e), the following terms have the meanings indicated below:

                           "Average NMS Closing Price" shall mean the arithmetic mean of the NMS Closing Prices for the ten trading days immediately preceding the fifth trading day prior to the receipt of final federal regulatory approval of the Merger.

                           "Final Index Price" means the sum of the Final Prices for each company comprising the Index Group multiplied by the appropriate weight.

                           "Final Price," with respect to any company belonging to the Index Group, means the arithmetic mean of the daily closing sales prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, for the same ten trading days used in calculating the Average NMS Closing Price of Sky Common Shares (i.e., the valuation date).

                           "Index Group" means the 25 financial institution holding companies listed on Exhibit C attached hereto, the common stock of all of which shall be publicly traded and as to which there shall not have been a publicly announced proposal at any time during the period beginning on the date of the Agreement and ending on the valuation date for any such company to be acquired. In the event that the common stock of any such company ceases to be publicly traded or a proposal to acquire any such company is announced at any time during the period beginning on the date of this Agreement and ending on the valuation date, such company will be removed from the Index Group, and the weights attributed to the remaining companies will be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The 25 financial institution holding companies and the weights attributed to them are listed on Exhibit C.

                           "Initial Index Price" means the sum of each per share closing price of the common stock of each company comprising the Index Group multiplied by the applicable weighting, as such prices are reported on the consolidated transactions reporting system for the market or exchange on which such common stock is principally traded, on the trading day immediately preceding the public announcement of the Agreement.

                           "NMS Closing Price" shall mean the price per share of the last sale of Sky Common Shares reported on the NASDAQ National Market System at the close of the trading day by the NASD.

                  Prior to Metropolitan exercising its right of termination under this Section 8.01(e), in the event that both of the conditions specified in Sections 8.01(e)(i) and (ii) are met, Sky may, at its option (the "Fill Option"), for a period of ten business days commencing on the date the parties determine the conditions have been met, offer to distribute to Metropolitan's shareholders, in connection with the Merger Consideration, the number of shares of Sky Common Shares or cash necessary for the Stock Exchange Ratio to equal

         $16.56 divided by the Average NMS Closing Price of Sky Common Shares (the "Fill Offer"). In the event Sky determines not to exercise the Fill Option, it will so advise Metropolitan in writing, and thereafter, for a period of three business days Metropolitan may exercise its right to terminate this Agreement pursuant to this Section 8.01(e).

                  If Sky or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of the Agreement and the valuation date, the prices for the common stock of such company will be appropriately adjusted.

                  (f) Diminution of Metropolitan's Equity Capital. By Sky, in the event that Metropolitan's total equity capital (calculated in accordance with GAAP) as of September 30, 2002, which is $50,342,000, decreases by an amount equal to or greater than $5 million as of the month-end immediately preceding the Effective Date, provided, however, that the calculation of such diminution in Metropolitan's equity capital shall not give effect to: (i) the reduction in the carrying value of Metropolitan's corporate headquarters required pursuant to GAAP or the sale of Metropolitan's corporate headquarters subject to the provisions of this Agreement; (ii) the effects of changes in interest rates relating to the impact of FAS 115; and (iii) any further impairment, deterioration and/or required change in the valuation of the following assets: (A) Nielsen Enterprises, Inc.'s portion of BPA Commercial Capital Mortgage Pass-Thru Certificates Series 1998-1; (B) the County of Franklin Ohio Multifamily Housing Revenue Refunding Bonds Series 1998 (Stonebridge Apartments); (C) any loan guaranteed in whole or in part by John P. Coury, Jr. (as set forth in Schedule B-1 hereto); or (D) mortgage serving rights.

                  (g) Other Transactions. By Metropolitan or by Sky, in the event that Metropolitan receives an Acquisition Proposal pursuant to
         Section 6.06 hereof and enters into an agreement with respect to such Acquisition Proposal, subject however, to the payment by Metropolitan of the termination fee specified in Section 8.03 hereof.

         8.02 Effect of Termination and Abandonment; Enforcement of Agreement. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Sections 8.03 and 9.01; and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination. Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled by law or in equity.

         8.03 Termination Fee. Metropolitan shall pay to Sky a termination fee in the amount of $2,200,000 if:

                  (a) this Agreement is terminated by Sky pursuant to Section 8.01(b)(ii) or by Sky or Metropolitan pursuant to Section 8.01(d)(ii) or 8.01(g); and prior to such termination, an Acquisition Proposal with respect to Metropolitan was commenced, publicly proposed or publicly disclosed; and within 18 months after such termination, Metropolitan shall have entered into an agreement relating to an Acquisition Proposal or any Acquisition Proposal shall have been consummated; or

                  (b) after receiving an Acquisition Proposal, the Metropolitan Board does not take action within the time period set forth in Section 8.01(c) to convene the Metropolitan Meeting and recommend that Metropolitan shareholders adopt this Agreement; and within 18 months after such receipt, Metropolitan shall have entered into an agreement relating to an Acquisition Proposal or any Acquisition Proposal shall have been consummated.

                  Upon payment of the fee described in this Section 8.03, Metropolitan shall have no further liability to Sky at law or in equity with respect to such termination under Section 8.01(b)(ii) or 8.01(d)(ii), or with respect to this Agreement.

                                   ARTICLE IX

                                  Miscellaneous

         9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 6.05(b), 6.12, 6.13, 6.16, 6.21(a), 6.23 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.03(b), 6.04, 6.05(b), 8.02, and this Article IX which shall survive such termination).

         9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or
(ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the Metropolitan Meeting, this Agreement may not be amended if it would violate
Section 1701.78(G) of the OGCL or the federal securities laws.

         9.03 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

         9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of federal law are applicable).

         9.05 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and mailing expenses shall be shared equally between Metropolitan and Sky. All fees to be paid to Regulatory Authorities and the SEC in connection with the transactions contemplated by this Agreement shall be borne by Sky.

         9.06 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

                                   If to Metropolitan, to:

                                   Metropolitan Financial Corp.
                                   22901 Millcreek Blvd.
                                   Highland Hills, Ohio
                                   Attn:  Kenneth T. Koehler
                                   Facsimile:  (216) 206-1250

                                   With a copy to:

                                   Luse Gorman Pomerenk & Schick
                                   5335 Wisconsin Avenue
                                   N.W. Suite 400
                                   Washington, D.C. 20015
                                   Attn:  John J. Gorman, Esq.
                                   Facsimile:  (202) 362-2902

                                   If to Sky, to:

                                   Sky Financial Group, Inc.
                                   221 South Church Street
                                   Bowling Green, OH 43402
                                   Attn:  W. Granger Souder, Esq.
                                   Facsimile:  (419) 254-6345

                                   with a copy to:

                                   Squire, Sanders & Dempsey L.L.P.
                                   4900 Key Tower
                                   127 Public Square
                                   Cleveland, OH 44114-1304
                                   Attn:  M. Patricia Oliver, Esq.
                                   Facsimile:  (216) 479-8776

         9.07 Entire Understanding; No Third Party Beneficiaries. This Agreement and all schedules and exhibits attached hereto, together with that certain voting agreement by and among Sky and the Control Shareholder and his affiliates, executed copies of which have been delivered to Sky prior to the execution of the Agreement, represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than any such separate agreement). Except for Sections 3.01, 6.12 and 6.15 hereof, nothing in this Agreement, whether express or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.08 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         9.09 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                                   METROPOLITAN FINANCIAL CORP.


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         ---------------------------------------


                                   SKY FINANCIAL GROUP, INC.


                                   By:
                                      ------------------------------------------
                                   Name:  Marty E. Adams
                                   Title:  Chairman, President and CEO

                                    EXHIBIT A

                    FORM OF METROPOLITAN AFFILIATE AGREEMENT



                               _____________, 2002



Sky Financial Group, Inc.
221 South Church Street
Bowling Green, Ohio 43402

Ladies and Gentlemen:

         I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Metropolitan Financial Corp. ("Metropolitan"), as that term is defined for purposes of Paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Act").

         Pursuant to the terms of the Agreement and Plan of Merger by and between Sky Financial Group, Inc. ("Sky") and Metropolitan dated as of October ___, 2002 (the "Merger Agreement"), providing for the merger of Metropolitan with and into Sky (the "Merger"), and as a result of the Merger, I may receive Sky common shares ("Sky Common Shares") in exchange for Metropolitan common shares ("Metropolitan Common Shares") owned by me at the Effective Time (as defined and determined pursuant to the Merger Agreement). This letter is being delivered pursuant to Section 6.07 of the Merger Agreement. I represent and warrant to Sky that in such event:

         A. I will not sell, assign or transfer the Sky Common Shares that I receive as aforesaid in violation of the Act or the Rules and Regulations.

         B. I have carefully read this letter and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Sky Common Shares, to the extent I feel necessary, with my counsel or counsel for Metropolitan. I understand that Sky is relying on the representations I am making in this letter and I hereby agree to hold harmless and indemnify Sky and its officers and directors from and against any losses, claims, damages, expenses (including reasonable attorneys' fees), or liabilities ("Losses") to which Sky or any officer or director of Sky may become subject under the Act or otherwise as a result of the untruth, breach, or failure of such representations.

         C. I have been advised that the issuance of the Sky Financial Common Shares issued to me pursuant to the Merger will have been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that since I may be deemed to be an affiliate under the Rules and Regulations at the time the Merger was submitted for a vote of the shareholders of Metropolitan, that the Sky Common Shares must be held by me indefinitely unless (i) my subsequent distribution of Sky Common Shares has been registered

_____________, 2002
Page 2


under the Act; (ii) a sale of the Sky Common Shares is made in conformity with the volume and other applicable limitations of a transaction permitted by Rule 145 promulgated by the Commission under the Act and as to which Sky has received satisfactory evidence of the compliance and conformity with said Rule, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. (or other counsel reasonably acceptable to Sky) or in accordance with a no-action letter from the Commission, some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of the Sky Common Shares.

         D. I also understand that stop transfer instructions will be given to Sky's transfer agent with respect to any Sky Common Shares that I receive in the Merger and that there will be placed on the certificates for such Sky Common Shares, a legend stating in substance:

                  "The shares represented by this certificate have been issued or transferred to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) an effective registration statement under the Act, (ii) a transaction permitted by Rule 145 and as to which the issuer has received reasonable and satisfactory evidence of compliance with the provisions of Rule 145, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to the issuer or in accordance with a "no action" letter from the staff of the Securities and Exchange Commission, such shares are not required to be registered under the Act."

_____________, 2002
Page 3


         It is understood and agreed that the legend set forth in Paragraph D above shall be promptly removed and any stop order instructions with respect thereto shall be canceled upon receipt of advice from Squire, Sanders & Dempsey L.L.P., or other counsel satisfactory to Sky (which shall include Luse Gorman Pomerenk & Schick, Thompson, Hine, LLP, Fried, Frank, Harris, Shriver & Jacobson, and David G. Slezak) that such actions are appropriate under the then-existing circumstances. Such advice of Squire, Sanders & Dempsey L.L.P. shall be given promptly at no cost to such affiliate, upon receipt of reasonably satisfactory evidence of compliance with Rule 145.

                                               Very truly yours,


Date:                              , 2002
     ------------------------------            ---------------------------------
                                               (Name of Affiliate)

                                               PLEASE PRINT YOUR NAME HERE:

                                               ---------------------------------

Accepted this _____ day of
__________, 2002

SKY FINANCIAL GROUP, INC.


By
   ---------------------------------------------
     Marty E. Adams, Chairman, President and CEO

                                    EXHIBIT B

                         MATTERS CONSIDERED NOT TO HAVE
                          A MATERIAL ADVERSE EFFECT ON
              METROPOLITAN PURSUANT TO SECTIONS 7.03(A) AND 8.01(B)


                  For purposes of Sections 7.03(a) and 8.01(b) only, Material Adverse Effect shall not include any direct or indirect effect of (1) additional OTS and/or ODFI enforcement actions resulting from the Bank's, Metropolitan's or any affiliate's failure to timely fulfill any requirement of the July 2001 Supervisory Agreements and/or the Directive, or requiring further action by the Bank, Metropolitan or any affiliate with respect to the matters subject of the Supervisory Agreement or Directive; (2) Metropolitan's deferral of trust preferred securities distributions, (3) any event of default under any debt obligations of Metropolitan, (4) the reduction of the carrying value of Metropolitan's corporate headquarters required pursuant to GAAP or the sale of Metropolitan's corporate headquarters with the consent of Sky;
         (5) the effects of changes in interest rates; and (6) any further impairment, deterioration and/or required change in valuation of the following assets:

                                    EXHIBIT C

                PEER GROUP COMMERCIAL FINANCIAL INSTITUTIONS FOR
                        INDEX PURSUANT TO SECTION 8.01(E)




                   Holding Company                                 Weighting
                   ---------------                                 ---------
        AMCORE Financial, Inc.                                       1.44%
        Associated Banc-Corp.                                        4.42%
        Charter One Financial, Inc.                                 13.50%
        Citizens Banking Corporation                                 2.61%
        Commerce Bancshares, Inc.                                    3.81%
        Community First Bankshares, Inc.                             2.31%
        First Commonwealth Financial Corporation                     3.43%
        First Midwest Bancorp, Inc.                                  2.81%
        FirstMerit Corporation                                       4.96%
        Fulton Financial Corporation                                 6.03%
        Huntington Bancshares Incorporated                          14.19%
        M&T Bank Corporation                                         5.38%
        NBT Bancorp, Inc.                                            1.94%
        North Fork Bancorporation                                    9.58%
        Old National Bancorp                                         3.57%
        Park National Corporation                                     .81%
        Provident Financial Group, Inc.                              2.84%
        Republic Bancorp Inc.                                        3.11%
        S&T Bancorp, Inc.                                            1.56%
        Susquehanna Bancshares, Inc.                                 2.30%
        TCF Financial Corporation                                    4.38%
        UMB Financial Corporation                                    1.29%
        United Bankshares, Inc.                                      2.49%
        WesBanco, Inc.                                               1.23%
                                                                     -----
        TOTAL                                                       100.00%



                                       C-1